A Special Meeting of Shareholders ("Meeting") of the Fifth Third Technology Fund, a series of Fifth Third Funds was held on November 16, 2007. The purpose of the Meeting was to ask shareholders to consider the following proposal, which was more fully described in the Proxy Statement dated September 11, 2007.

Proposal. A proposal seeking approval of an agreement and plan of reorganization for the transfer of all assets of the Fifth Third Technology Fund in exchange for shares of the Fifth Third Mid Cap Growth Fund and the assumption by the Fifth Third Mid Cap Growth Fund of all of the liabilities of the Fifth Third Technology Fund, followed by the dissolution and liquidation of the Fifth Third Technology Fund, and the distribution of shares of the Fifth
Third Mid Cap Growth Fund to the shareholders of the Fifth Third
Technology Fund.

The results of the votes are set forth below.

	No. of Shares
For  		2,620,763.096
Against  	89,518.427
Abstain  	179,827.083


A Special Meeting of Shareholders of the Fifth Third Intermediate Bond Fund, a series of Fifth Third Funds was held on November 16, 2007. The purpose of the Meeting was to ask shareholders to consider the following proposal, which was more fully described in the Proxy Statement dated
September 11, 2007.
_______________________
Proposal. A proposal seeking approval of an agreement and plan of re-organization for the transfer of all assets of the Fifth Third Intermediate Bond Fund in exchange for shares of the Fifth Third Bond Fund and the assumption by the Fifth Third Bond Fund of all of the liabilities of the Fifth Third Intermediate Bond Fund, followed by the dissolution and liquidation of the Fifth Third Intermediate Bond Fund, and the distribution of shares of the Fifth Third Bond Fund to the shareholders of the Fifth Third Intermediate Bond Fund.

The results of the votes are set forth below.

	No. of Shares
For  		27,361,756.136
Against  	373,775.960
Abstain  	17,460.860


A Special Meeting of Shareholders of the Fifth Third U.S. Government Bond Fund, a series of Fifth Third Funds was held on November 16, 2007. The purpose of the Meeting was to ask shareholders to consider the following proposal, which was more fully described in the Proxy Statement dated
September 11, 2007.
________________________
Proposal. A proposal seeking approval of an agreement and plan of reorganization for the transfer of all assets of the Fifth Third U.S. Government Bond Fund in exchange for shares of the Fifth Third Bond Fund and the assumption by the Fifth Third Bond Fund of all of the liabilities of the Fifth Third U.S. Government
Bond Fund, followed by the dissolution and liquidation of the Fifth Third U.S. Government Bond Fund, and the distribution of shares of the Fifth Third Bond Fund to the shareholders of the Fifth Third U.S. Government Bond Fund.

The results of the votes are set forth below.

	No. of Shares
For  		1,858,649.985
Against  	103,917.771
Abstain  	12,140.577


A Special Meeting of Shareholders of the Fifth Third U.S. Government Money Market Fund, a series of Fifth Third Funds was held on November 16, 2007. The purpose of the Meeting was to ask shareholders to consider the following proposal, which was more fully described in the Proxy Statement dated September 11, 2007.
___________________________
Proposal. A proposal seeking approval of an agreement and plan of reorganization for the transfer of all assets of the Fifth Third U.S. Government Money Market Fund in exchange for shares of the Fifth Third Prime Money Market Fund and the assumption by the Fifth Third Prime Money Market Fund of all of the liabilities of the Fifth Third U.S. Government Money Market Fund, followed by the dissolution and liquidation of the Fifth Third U.S. Government Money Market Fund, and the distribution of shares of the Fifth Third Prime Money Market Fund to the shareholders of the Fifth Third U.S. Government Money Market Fund.

The results of the votes are set forth below.

	No. of Shares
For  		182,512,135.277
Against  	3,836,363.840
Abstain  	372,287.970


A Special Meeting of Shareholders of the Fifth Third Balanced
Fund, a series of Fifth Third Funds was held on November 16, 2007. The meeting was adjourned and reconvened on February 8, 2008. The meeting on February 8, 2008 was adjourned and reconvened on February 22, 2008. The purpose of the Meeting was to ask shareholders to consider the following proposal, which was more fully described in the Proxy Statement dated September 28, 2007.
___________________________
Proposal. A proposal seeking approval of an agreement and plan of reorganization for the transfer of all assets of the Fifth Third Balanced Fund in exchange for shares of the Fifth Third Quality Growth Fund and the assumption by the Fifth Third Quality Growth Fund of all the liabilities of the Fifth Third Balanced Fund, followed by the dissolution and liquidation of the Fifth Third Balanced Fund, and the distribution of shares of the Fifth Third Quality Growth Fund to the shareholders of the Fifth Third Balanced Fund.

The results of the votes are set forth below.

	No. of Shares
For  		1,801,402.709
Against  	285,719.000
Abstain  	33,572.959